EXHIBIT 5 and 23(i)



                                   July 1, 1994



The Stride Rite Corporation
Five Cambridge Center
Cambridge, MA 02142

     Re:  The Stride Rite Corporation 1994 Non-Employee Director
          Stock Ownership Plan

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act), of 100,000 shares (the "Shares") of Common Stock, par value $.25 per share (the "Common Stock"), of The Stride Rite Corporation (the "Company") which may be issued by the Company pursuant to the Stride Rite Corporation 1994 Non-Employee Director Stock Ownership Plan (the "Plan").

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Articles of Organization and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; and a Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement").

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement, the Plan and the option agreements under the Plan, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

The Stride Rite Corporation
July 1, 1994
Page 2





     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of the Shares.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                                   Very truly yours,

                                   /s/ Goodwin, Procter & Hoar

                                   GOODWIN, PROCTER & HOAR


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